UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 20, 2007


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                        0-22011                86-0760991
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


     2575 East Camelback Road, Ste. 450, Phoenix, AZ               85016
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        (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code (602) 508-0112


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES

        On April 26, 2007, the registrant issued a press release announcing the registrant entered into a strategic alliance with Harcharan (Harry) Singh ("SINGH"). A copy of the press release making such an announcement is found in
Exhibit 99.1 hereto.

        In connection with this strategic alliance, on April 20, 2007, the registrant entered into a Consulting Agreement with Singh (the "CONSULTING AGREEMENT"), and the registrant's operating subsidiary, Kirk Pharmaceuticals, LLC issued a promissory note to 2133820 Ontario, Inc., an affiliate of Singh, in the principal amount of $1,250,000 (the "NOTE") in exchange for cash equal to such principal amount.

        During the term of the Consulting Agreement, Singh is being retained to provide strategic consulting services to the registrant and will participate as an observer of the registrant's board meetings. In consideration for these services, Singh is to receive a $10,000 monthly retainer commencing May 31, 2007, 2,000,000 shares of the registrant's common stock, par value $0.001 per share ("COMMON STOCK"), and warrants to purchase a further 1,000,000 shares of Common Stock. In addition, if the registrant achieves annual earnings before interest, taxes, depreciation and amortization (EBITA) of at least $20,000,000, then Singh will be entitled to a further grant of 1,000,000 shares of Common Stock, and warrants to purchase 500,000 shares of Common Stock. The warrants are exercisable for a period of seven years from the date of grant at an initial exercise price of $2.00, subject to adjustment in certain circumstances, and contain a cashless or net issuance component. The shares of Common Stock issuable to Singh and the shares of Common Stock underlying the warrants also carry piggyback registration rights, subject to customary carve outs and exclusions.

        The term of the Consulting Agreement is for three years unless terminated earlier or extended for subsequent periods. If prior to the end of the term, the registrant terminates the Consulting Agreement for any reason absent fraud, intentional misconduct or gross negligence, Singh will be entitled to an early termination fee of $120,000. In addition, in the event of a change of control event, Singh will be entitled to a fee of $250,000.

        The Note bears interest of 15% per annum with interest payments payable monthly commencing May 1, 2007 and matures on September 12, 2007. The Note is automatically exchangeable for 1,250,000 units of the registrant's ongoing private placement, each unit consisting of one share of Common Stock and a warrant to acquire half a share of Common Stock ("UNITS"), upon the sale by the registrant of a further 2,500,000 Units. The Note may also be exchanged at the option of the holder for 1,250,000 Units or if the registrant is in default of the Note, 2,000,000 Units.

        The registrant issued the securities referred to herein in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

        THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

        The foregoing description of the Consulting Agreement and Note is qualified in its entirety by the Consulting Agreement and Note which are found in Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d)     Exhibits

        10.1 Consulting Agreement dated April 20, 2007 between the registrant and Harcharan Singh

        10.2 Promissory Note dated April 20, 2007 of Kirk Pharmaceuticals, LLC issued to 2138820 Ontario, Inc.

        99.1    Press Release, dated April 26, 2007

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Dated: April 26, 2007

                                        SYNOVICS PHARMACEUTICALS, INC.

                                        By: /s/ Ronald Lane
                                            ---------------------------
                                        Name:   Ronald H. Lane, Ph.D.
                                        Title:  Chief Executive Officer